EXHIBIT
4.03                              Stock Option


                             IEG ENERGY GROUP, INC.
                             STOCK OPTION AGREEMENT
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1.   All previous agreements to grant options or to purchase stock of IEG Energy
     Group, Inc. ("IEG") between the parties hereto are hereby voided and are of no legal force or effect; including a signed option dated in error October 30, 2004.

2. In consideration of One Dollar (US$1.00), the receipt of which is hereby acknowledged, IEG hereby grants to HAL Energy International, Inc. ("HAL") of 626 Johnson Lane, Sugar Land, Texas 77479, an immediately exercisable Option (the "Option") to purchase 3,000,000 shares of Class A common stock of IEG. This Option can be exercised only once and with the payment of US$1,000,000.00 by HAL to IEG.

3. The initial exercise price of the Option is US$0.333333 per share of Class A common stock of IEG.

4. If HAL fails to exercise the Option by 12:01 A.M. CST on December 15, 2003, then the exercise price of the Option shall automatically and without notice change to the greater of:

     (i)  US$0.333333 per share,

or,

     (ii) the highest price of new issue Class A common stock of IEG that IEG sells to a bona fide investor during the period beginning 12:01 A.M. CST on November 12, 2003 and ending at the time that HAL exercises the Option.

5. This Option shall automatically and without notice expire at 11:59 P.M. CST on January 13, 2004.

6.   This  Stock  Option  Agreement is deemed issued by IEG on October 30, 2003.


                      [Signatures Appear on the Next Page]


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AGREED:


IEG ENERGY GROUP, INC.

Date:  November 11, 2003          By:   /s/  James D. Jeffrey

                                        James D. Jeffrey, Chairman & CEO


Date:  November 11, 2003          By:   /s/  Steven S. Maxie

                                        Steven S. Maxie, President


AGREED:


HAL ENERGY INTERNATIONAL, INC.

Date:  November 11, 2003          By:   /s/  Shawn  Ai

                                        Shawn Ai, President



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